UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2009

Toys “R” Us, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11609	22-3260693
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Geoffrey Way, Wayne, New Jersey 07470

(Address of Principal Executive Offices, including Zip Code)

(973) 617-3500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c))

Item 7.01	Regulation FD Disclosure.

In connection with the offering, the Company provided the following information:

Recent Developments

For the second quarter of fiscal 2009, Toys “R” Us - Delaware, Inc.’s (“Toys - Delaware”) comparable store net sales decreased by 6.8%. Declines in the entertainment product category (where sales have been particularly soft due to the video game cycle), accounted for the majority of the decline in comparable store net sales in the second quarter of fiscal 2009. For the first 12 weeks of the third quarter of fiscal 2009, Toys-Delaware estimates that comparable store net sales were down 7.2%, with the entertainment product category accounting for more than one-third of the decline. Comparable store net sales in the final week of the third quarter were adversely impacted by the shift of the “Big Book” promotional event from the last week of the third quarter in fiscal 2008 to the first week of the fourth quarter in fiscal 2009. As a result, Toys-Delaware currently estimates that total comparable store net sales in the third quarter of fiscal 2009 were down approximately 9.0%, with the entertainment product category accounting for slightly less than half of the decline.

Despite the negative comparable store net sales in the third quarter of fiscal 2009, Toys-Delaware believes that results for the quarter will show gross margin rate improvement and expense reductions in sufficient amounts to more than offset the impact of the net sales decline on the operating results for the quarter.

Item 8.01	Other Events.

Press Release

On November 9, 2009, Toys “R” Us, Inc. (the “Company”) issued a press release, pursuant to Rule 135c under the Securities Act of 1933, to announce a proposed private offering of senior secured notes by its indirect wholly-owned subsidiary Giraffe Properties, LLC, which will be renamed Toys “R” Us Property Company II, LLC (the “Issuer”). The Issuer is a wholly-owned indirect subsidiary of the Company. The Issuer will own fee and leasehold interests in 129 properties in the United States which it will lease on a long term basis to Toys “R” Us – Delaware, Inc., the operating entity for all of the Company’s North American businesses, pursuant to an amended and restated master lease. The amendment and restatement of the master lease will increase the rent and extend the term from the previous master leases. A copy of the press release is being filed as Exhibit 99.1 to this report and is incorporated by reference into this Item 8.01. This report shall not constitute an offer to sell or a solicitation of offers to buy any securities.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following documents are attached as exhibits to this Current Report on Form 8-K:

Exhibit Number	Description

99.1	Press release dated November 9, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOYS “R” US, INC.

By:	/s/ F. CLAY CREASEY, JR.
Name:	F. Clay Creasey, Jr.
Title:	Executive Vice President – Chief Financial Officer

Date: November 9, 2009

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated November 9, 2009.